Exhibit 10.1

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (“Amendment”) is made and entered into as of January 25, 2011, by and between The Plaza CP LLC, a California limited liability company (“Lessor”), and Manhattan Bancorp, a California corporation (“Lessee”). Lessor and Lessee are hereinafter sometimes individually referred to as “Party,” or collectively referred to as “Parties”. Unless otherwise defined in this Amendment, all capitalized terms have the meanings ascribed to them in the Lease (as defined below).

W I T N E S S E T H :

WHEREAS, Lessor and Lessee entered into that certain Lease Agreement dated March 6, 2007, as amended by that certain First Amendment to Lease Agreement (“First Amendment”) dated May 14, 2010 (both documents collectively referred to hereafter as the “Lease”), whereby Lessor leased to Lessee, and Lessee leased from Lessor, Suites 1160 and 2360 in the building commonly known as 2141 Rosecrans Avenue, El Segundo, California, together with all improvements therein and appurtenances thereto (Suites 1160 and 2360 are collectively, the “Current Premises”); and

WHEREAS, Lessor and Lessee desire to further amend the Lease to, among other things, (i) expand the Current Premises to include those certain premises commonly known as Suite 1100 (which Lessor represents comprises 6,395 usable square feet and 7,482 rentable square feet), depicted on Exhibit “A” attached hereto, and Suite 1130 (which Lessor represents comprises 1,875 usable square feet and 2,194 rentable square feet), depicted on Exhibit “B” attached hereto (Suite 1100 and Suite 1130 are collectively, the “Added Premises”); (ii) extend the Lease Term for Suite 1160 and the Added Premises; and (iii) make certain other modifications to the Lease, as each are more particularly described below in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee agree as follows:

1.                                      EXTENDED LEASE TERM FOR SUITE 1160 AND THE ADDED PREMISES

a.          Notwithstanding anything to the contrary contained in the Lease and solely with respect to Suite 1160 and the Added Premises (and not Suite 2360, which shall expire in accordance with the provisions of the First Amendment), the Lease Term is hereby extended seven (7) years commencing on the New Term Commencement Date. The “New Term Commencement Date” shall mean the date that is one hundred fifty (150) days following the Actual Delivery Date (as defined below). The period of time commencing on the New Term Commencement Date and expiring on the day immediately preceding the seventh (7th) anniversary of the New Term Commencement Date (the “New Term Expiration Date”), unless otherwise extended or sooner terminated as provided in the Lease (as amended by this Amendment), shall be referred to in this Amendment as the “Extended Lease Term”. Notwithstanding anything to the contrary set forth in this Amendment, the New Term Expiration Date shall always terminate on the last day of the eighty-fourth (84th) full calendar month following the New Term Commencement Date.

b.         Lessor shall deliver possession of the Added Premises to Lessee in the condition required by Section 6 below on or before January 1, 2011 (the “Anticipated Delivery Date”). If Lessor fails to deliver possession of the Premises to Lessee in the required condition on or before the Anticipated Delivery Date, the failure will not affect the validity of this Amendment or the obligations of Lessee under it, but the New Term Commencement Date will be determined based on the date Lessor delivers possession of the Premises to Lessee in the condition required by this Amendment. Lessor shall use all commercially reasonable efforts to deliver possession of the Premises to Lessee as soon as reasonably possible. Lessor shall deliver to Lessee a Notice of Delivery Date confirming the date the Added Premises was delivered to Lessee in accordance with this Amendment (the “Actual Delivery Date”), which Lessee shall execute and return to Lessor within five (5) business days of

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receipt thereof. Lessee’s failure to timely execute and deliver such Notice of Delivery Date shall constitute an acknowledgment by Lessee that the statements included in such notice are true and correct.

2.                                   EXPANSION OF THE ORIGINAL PREMISES

a.          The Parties agree that Lessee shall continue to occupy Suite 1160 (which Lessor represents comprises 6,506 usable square feet and 7,612 rentable square feet) pursuant to the terms and conditions set forth in the Lease. The Parties further agree that Lessee shall continue to occupy Suite 2360 (which Lessor represents comprises 2,535 usable square feet and 3,118 rentable square feet) pursuant to the terms and conditions set forth in the Lease, unless terminated in accordance with Section 2 of the First Amendment.

b.         Effective as of the New Term Commencement Date, Lessee shall lease from Lessor, and Lessor shall lease to Lessee, the Added Premises, and all references in the Lease (as modified by this Amendment) to Premises shall be references, collectively, to Suites 1100, 1130, 1160 and 2360 (which Lessor represents comprise 17,311 usable square feet and 20,406 rentable square feet, in the aggregate); provided, however, that nothing contained in this Amendment shall prohibit Lessee from terminating its obligations with respect to Suite 2360 as set forth in the First Amendment; provided further, that if Lessee exercises its termination right with respect to Suite 2360, all references in the Lease (as modified by this Amendment) to Premises shall be references, collectively, to Suites 1100, 1130 and 1160.

3.                                   BASE RENTAL FOR PREMISES

From the date of this Amendment until the New Term Commencement Date, Lessee shall continue to pay Lessor Base Rental for Suite 1160 pursuant to the terms and conditions of the Lease.  Commencing on the New Term Commencement Date for the remainder of the Extended Lease term, Lessee’s monthly Base Rental for Suite 1160 and the Added Premises shall be, and the defined term. “Base Rental” Shall be amended to mean, the following:

Months	Monthly Base Rentals
1-12	$44,084.40
13-24	$45,406.93
25-36	$46,769.14
37-48	$48,172.21
49-60	$49,617.38
61-72	$51,105.90
73-84	$52,639.08

4.                                 RENTAL ABATEMENT

Notwithstanding anything to the contrary set forth above in Section 3, Lessee’s Base Rental for the Premises shall be abated in the amount of one hundred percent (100%) of the Base Rental for the thirteenth (13th) and twenty-fifth (25th) months of the Extended Lease Term.

5.                                 LESSEE’S PRO-RATA SHARE OF OPERTING EXPENSES; BASE YEAR

From the date of this Amendment until the New Term Commencement Date, Lessee shall continue to pay Lessor its Pro-Rata Share of Operating Expense Adjustments pursuant to the terms and conditions of the Lease. Effective on the New Term Commencement Date, Section 1.1(h) of the Lease shall be changed to reflect 3.7885% (calculated by dividing the rentable area of Suites 1100, 1130 and 1160 [i.e., 17,288] by the rentable area of the Building [i.e., 456,323]), and Section 1.1(m) of the Lease shall be changed to reflect the calendar year 2011 for the

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Base Year. Notwithstanding anything to the contrary set forth in the Lease or this Amendment, Lessee shall not be charged for any Operating Expense Adjustments for the first twelve (12) months of the Extended Lease Term. Additionally, Lessee’s Operating Expense Adjustments pursuant to Article 4 of the Lease shall be abated for the first (1st), second (2nd), thirteenth (13th), and twenty-fifth (25th) months of the Extended Lease Term.

6.                                            AS-IS

Lessor shall deliver the Added Premises to Lessee “AS-IS” condition, but represents, warrants and covenants that the Premises (i) shall be in broom-clean condition and free of debris, (ii) shall have the heating, ventilating and air-conditioning, plumbing, mechanical, and electrical systems be in good working order, (iii) shall have fire, life safety, and sprinkler systems that are in good working order, and (iv) shall be free from violations of all Laws, including, without limitation, the Americans with Disabilities Act of 1990 (the “ADA”).

7.                                           IMPROVEMENTS TO THE ADDED PREMISES

a. Notwithstanding anything to the contrary set forth in the Lease, Lessee shall construct and install improvements to Suite 1160 and the Added Premises pursuant to the provisions of the Construction Work Letter attached as Exhibit “C” to the Lease (the “Construction Work Letter”), subject to the following modifications to the Construction Work Letter:

(i)             Section 1.1 is hereby modified by deleting in its entirety “Lessor, at Lessor’s sole cost and expense, shall also provide Lessee with a glass door entry per Lessor’s design, dimension and specification shown on the drawing attached hereto as Exhibit “C-5””.

(ii)          Section 2.1 is hereby modified by inserting the following new sentence immediately after the second sentence of such Section: “Lessee shall include in the Schematic Drawings a depiction of the awning (with the bank’s name and logo), if any, Lessee wishes to fabricate and install at the entrance of the Premises storefront.”

(iii)       Section 2.1 is hereby further modified by deleting the fourth to the last sentence therein and inserting in its place and stead the following: “Within five (5) days after Lessor’s receipt of the Schematic Drawings and Lessee’s Schematic Notice, Lessor shall either approve or disapprove thereof.”

(iv)      Section 2.1 is hereby further modified by deleting the last sentence of said Section in its entirety and inserting in its place and stead the following: “Lessor’s failure to provide notice of its approval or disapproval of the Schematic Drawings and Lessee’s Schematic Notice within such five (5)-day period shall be deemed to be Lessor’s approval thereof. At Lessor’s request, upon completion of the revised Schematic Drawings, Lessor and Lessee shall initial the same, thereby acknowledging their approval of the form of such Schematic Drawings.”

(v)         Section 2.2 is hereby modified by deleting in its entirety the sentence commencing with “Any and all modifications to the Base Building...” and inserting in its place and stead the following: “Within ten (10) days after Lessor’s receipt of the Final Plans and Lessee’s Final Notice, Lessor shall approve or disapprove thereof.”

(vi)      Section 3 is hereby modified by deleting the last three sentences of said Section and inserting in their place and stead the following: “If such Permits are not obtained within ninety (90) days following Lessor’s or the Architect’s submission of the Final Plans for such Permits, then Lessor and Lessee shall each have the option of termination this Lease at any time thereafter upon at least ten (10) days’ prior written notice thereof to the other Party. In the event of such termination, the costs and expenses of the Architect relating to the preparation and completion of the Schematic Drawings and Final Plans for Permits, together with all fees and costs of submitting

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the Final Plans for Permits shall be borne equally by Lessor and Lessee, and each Party shall otherwise be released of all further liability arising under this Lease (except for those liabilities accruing prior to the termination). Except as provided above, Lessor and Lessee shall otherwise each bear its own costs to the date of such termination.”

(vii)        Section 5 is hereby modified by deleting in its entirety sub-clause (i) therein and inserting in its place and stead the following: “(i) intentionally omitted.”

(viii)     Section 5 is hereby further modified by deleting the reference to “$45.00 per usable square foot of Premises” presently indicated therein as Lessor’s Construction Allowance and inserting in its place and stead the sum of $513,523.80, which amount represents an allowance of $47.50 per usable square foot of the Added Premises, $5.00 per usable square foot of Suite 1160 and two (2) months of rent (equal to the first (1st) and second (2nd) months of the Term).

(ix)             Section 7 is hereby modified by deleting in its entirety the last sentence therein.

b. Further notwithstanding anything to the contrary set forth in the Lease, Lessor shall be solely responsible (without any deduction to Lessor’s Construction Allowance) for all costs and expenses relating to all other repairs, replacements, alterations or improvements needed to comply with all Laws. If, however, such compliance work is triggered by either Lessee improvements or Alterations that are for a use other than the use set forth in Section 1.1(n) hereof, Lessee shall bear all expense of such work.

8.                                      OPTION TO EXTEND

Lessee shall have one (1) option to extend the term of the Lease (as modified by this Amendment) after the New Term Expiration Date, subject to all terms and conditions of Rider No. One of the Lease (the “Rider”); provided, however, that instead of an option to extend the term for five (5) years (as presently stated in the Rider), Lessee shall have one (1) option to extend the term for seven (7) years.

9.                                          SECURITY DEPOSIT FOR THE ADDED PREMISES

Lessor acknowledges that Lessee has previously deposited with Lessor the sum of $23,631.73 as a Security Deposit under the Lease. On or before the New Term Commencement Date, Lessee shall pay Lessor the additional sum of $26,000.00 to increase the Security Deposit to $49,631.73.

10.                                   ATM

Lessee shall be permitted to construct/install, at its sole cost (subject to reimbursement through Lessor’s Construction Allowance), an automated teller machine (“ATM”) on either the exterior wall of the Premises or in the parking garage at the pedestrian entry to the Building, which ATM shall be constructed/installed in accordance with all pertinent terms and conditions set forth in the Construction Work Letter. If an ATM is constructed/installed and for the duration of the Extended Lease Term (and the Option Term), Lessee shall pay Lessor the sum of $300.00 per month as the monthly rental fee for said ATM. Additionally, following review and approval by Lessor of the design and location of the sign (which shall not be unreasonably withheld, conditions or delayed), Lessee shall be permitted to install a sign on each level of the parking garage indicating the location of the ATM. Any approval request relative to the signs discussed in this Section 10 shall be made by Lessee separate and apart from any approval request relative to the improvements to the Added Premises set forth in Section 7 above, and shall be submitted for such approval separately.

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11.                                   ATM PARKING

Lessee shall be provided, at the reserved parking permit rate set forth in the Lease, for customers of Lessee wishing to utilize the ATM at the Premises, with (a) one (1) parking space in the Valet Parking Area of the Building, or (b) one (1) additional reserved parking space in the parking garage (both spaces to be used as a 5-minute ATM parking location); provided, however, that in the event the parking space is provided in the Valet Parking Area and such use should become, in Lessor’s reasonable opinion, disruptive, a safety concern or an unreasonable interference with the operation of the valet parking service at the Building, then Lessor shall have the right to move the parking space to the parking garage adjacent to Lessee’s other reserved parking stalls.

12.                                   PARKING

Effective on the New Term Commencement Date, Lessor agrees to provide Lessee with up to four (4) parking permits per 1,000 usable square feet of Premises leased at the reserved and non-reserved parking permit rate set forth in the Lease; provided, that reserved parking permits are subject to availability. Lessee must take at least two (2) parking permits per 1,000 usable square feet of Premises leased. Lessee shall be permitted to retain Lessor’s parking vendor to operate the Valet Parking Area for Lessee’s use. The Parties agree that once a new restaurant shall occupy the former Daily Grill Restaurant space in the Building, then Lessor shall cause the Valet Parking Area, and cost to operate valet parking, to be shared by Lessee and the new restaurant occupant on a pro rata basis based on the number of retail hours each establishment is open. All existing Lessee visitor parking spaces shall remain the same.

13.                                   EYEBROW SIGN

On or prior to the New Term Commencement Date, Lessor at its sole cost and expense, shall (i) remove “2141” from the existing eyebrow sign from first position from the bottom and repair, patch and repaint any damage and discoloration caused by such removal or original installation, and (ii) install such “2141” sign in second position from the bottom. So long as Lessee complies with the terms, provisions and conditions of the Lease (as modified by this Amendment) and with this Section 13, Lessee shall be entitled to display its name on a sign affixed to the exterior of the Building in first position from the bottom (i.e., in the former location of the “2141” sign and to be immediately below the modified “2141” eyebrow sign) or at another equally or more prominent location selected by Lessor, and agreed upon by Lessee, on the first (1st) floor of the Building, facing Rosecrans or Apollo Street (the “Eyebrow Sign”). Lessee’s Eyebrow Sign must:

a.          Comply with all applicable government laws, statutes, regulations, rules, codes and ordinances;

b.   Comply with the provisions of the Lease and this Amendment;

c.   Have been approved in advance by all appropriate government agencies;

d.   Have been approved in advance by Lessor (Lessee’s vendor shall provide Lessor with a drawing depicting the Eyebrow Sign within thirty (30) days of Lessee’s execution of this Amendment); and

e.   Comply with all instruments recorded against the Property as of the date of this Amendment.

The design, size, specifications, graphics, materials, colors and lighting (if applicable) of the Eyebrow Sign shall be approved by Lessor in Lessor’s reasonable discretion. Any approval request relative to the Eyebrow Sign shall be made by Lessee separate and apart from any approval request relative to the improvements to the Added Premises set forth in Section 7 above, and shall be submitted for such approval separately.

Except as otherwise expressly set forth in this Section 13, Lessee shall bear all expenses relating to the Eyebrow Sign, subject to reimbursement through Lessor’s Construction Allowance, including the following:

a. The cost of fabricating the Eyebrow Sign;

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b. The cost of obtaining permits and approvals for the Eyebrow Sign;

c.  The cost of installing, maintaining, repairing and replacing the Eyebrow Sign;

d. The cost of any electrical consumption illuminating the Eyebrow Sign;

e.  The costs associated with the removal of the Eyebrow Sign, repair of any damage caused by such removal, and restoration of the site of the Eyebrow Sign on the Building to the condition in which that portion of the Building existed before the installation of the Eyebrow Sign, subject to reasonable wear and tear; and

f.      Monthly rent for the Eyebrow Sign, payable to Lessor in advance, without prior notice, demand or billing statement, on or before the first day of each calendar month, commencing on the first day the Eyebrow Sign is installed on the Building, in an amount equal to eighty percent (80%) of the prevailing monthly rent (the “Sign Rent”) charged by Lessor for an Eyebrow Sign on the Building, which Sign Rent shall be subject to increase by Lessor, from time to time, following sixty (60) day advance written notice to Lessee, to an amount equal to eighty percent (80%) of the then prevailing monthly rate for such Eyebrow Sign uniformly applied to all tenants in the Building (however, the Sign Rent shall not increase more than one (1) time during any consecutive twelve (12) month period). Currently, the prevailing monthly Sign Rent is $500.00 per month. Accordingly, currently, Lessee’s monthly Sign Rent shall be $400.00 per month. Following the date the Eyebrow Sign is installed on the Building, Lessee’s obligation to pay for Sign Rent shall continue until the earlier to occur of (A) the termination of the Extended Lease Term, including all extensions thereof or (B) Lessee’s removal of the Eyebrow Sign (including any required remediation to the Building).

14.                               PARKING SIGNAL

Lessor shall, at Lessor’s sole cost and expense, modify the Monument Sign on Apollo Street near the valet parking drive adjacent to the Building to indicate “Valet Parking for Restaurant & Bank of Manhattan” and “5-Minute ATM Parking.”

15.                               NEW MONUMENT SIGN

a.          The Parties agree that use of the current Monument Sign located on Rosecrans Avenue shall be discontinued. Notwithstanding any provision of the Lease (including, without limitation, Section 35.30(f) thereof), Lessee shall have no responsibility to pay Lessor in respect of any expenses and costs incurred by Lessor in connection with the removal of the existing Monument Sign and possible repair of any damage to the Monument Sign that may result from such removal.

b.         In addition, Lessor shall construct a New Monument Sign at the concrete pad location of the previous Daily Grill Restaurant sign, on the corner of Rosecrans Avenue and Apollo Street (the “New Monument Sign”). The New Monument Sign shall be limited to no more than two (2) companies (i.e., it will have a total of two (2) lessee slots of similar size) and Lessee shall have the right to use one (1) of the two (2) lessee slots on the New Monument Sign at all times during the Lease Term. The New Monument Sign shall list “Bank of Manhattan” on the top slot of the New Monument Sign. The New Monument Sign shall have bank and restaurant parking directions listed at the bottom. Lessee shall pay Lessor the sum of $300.00 per month as sign rent for Lessee’s listing on the New Monument Sign. Lessee shall be responsible for all costs and expenses related to Lessee’s listing on the New Monument Sign (i.e., one half (1/2) of the cost to construct the New Monument Sign and one hundred percent (100%) of the cost of the insert(s) on said sign). Lessor shall have the right to relocate (to an equally or more prominent location), redesign, and/or reconstruct the New Monument Sign from time to time as determined by Lessor in Lessor’s reasonable discretion. Upon termination (for reasons other than a Lessor default) and/or expiration of the Lease, Lessor shall permanently remove Lessee’s listing from the New Monument Sign, repair any damage to the New Monument Sign that may result from the removal of such listing, and charge Lessee for all

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reasonable expenses and costs incurred in connection with said removal and repair; provided, however, that if Lessor collects any amounts from a new tenant relating to repairs of the New Monument Sign, such amounts will offset the amounts Lessee shall be required to reimburse Lessor pursuant to this Section such that Lessor will not be reimbursed twice for such repairs. Lessor shall, at all times during the Lease Term, maintain adequate lighting on the New Monument Sign. Lessee shall pay Lessor fifty percent (50%) of all expenses incurred by Lessor for the lighting, maintenance, cleaning and repair costs of the New Monument Sign during the period of time that Lessee’s name is listed on the New Monument Sign.

16.                               ADDITIONAL AMENDMENTS TO LEASE

a. Effective as of the New Term Commencement Date and in addition to the other terms contained in this Amendment, the provisions of the Lease shall be amended as follows:

(i)             Section 1.1(o) is hereby modified by deleting the second sentence therein in its entirety and inserting in its place and stead the following: “Lessee must take at least two (2) parking permits per 1,000 usable square feet of Premises leased.”

(ii)          Section 3.3 is hereby modified by deleting “ten percent (10%)” on line 3 therein and inserting in its place and stead “five percent (5%)”.

(iii)       Section 4.1 is hereby modified by deleting the last sentence in its entirety and inserting in its place and stead the following: “This Article shall survive the termination of this Lease for a period of one (1) year.”

(iv)      Section 5.2 is hereby modified by deleting such Section in its entirety and inserting in its place and stead the following: “Intentionally Omitted.” In furtherance of the immediately preceding sentence, the Parties shall do and cause to be done all commercially reasonable acts, matters and things, and shall execute and deliver all such documents and instruments, as shall be required to terminate the Letter of Credit in Lessor’s possession securing Lessee’s obligations under the Lease.

(v)         Section 7.3 is hereby modified by deleting the first sentence in its entirety and inserting in its place and stead the following: “All Alterations and Lessee Improvements made by Lessee or Lessor that are permanently affixed to the Premises, including, but not limited to, all air-conditioning or heating systems, paneling, decorations, cabling, partitions, railings (except furniture or movable trade fixtures, including, without limitation, vaults, safes, televisions, computers, IT equipment, signage, desks, computers and other similar items) shall become the property of the Lessor and shall remain upon, and be surrendered with, the Premises as a part thereof at the termination of this Lease, without compensation by Lessee.”

(vi)      Section 12.1(b) is hereby modified be deleting “twelve (12) month” on line 2 in its entirety and inserting in its place and stead “three (3) month”.

(vii)   Section 12.2 is hereby modified by deleting “/Lessor’s Recapture Rights” from the subheading of such Section.

(viii)                                                Section 15.1(b) is hereby modified by deleting the second sentence in its entirety and inserting in its place and stead the following: “If Lessor does not elect to make the repairs, then either Lessor or Lessee may, by written notice to the other no later than ninety (90) days after the occurrence of such damage or destruction, elect to terminate this Lease.”

(ix)        Section 17.1(d) is hereby modified by deleting it in its entirety and inserting in its place and stead the following: “The vacating or abandonment of the Premises by Lessee without providing a commercially

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reasonable level of security.”

(x)                     Section 23.1 is hereby modified by deleting it in its entirety and inserting in its place and stead the following: “Lessor may enter the Premises upon at least twenty-four (24) hours’ prior written notice at all reasonable hours by means of a master key or otherwise for any reasonable purposes.”

(xi)                  Section 30.1 is hereby modified by deleting the last sentence in its entirety and inserting in its place and stead: “The failure of Lessee to execute or deliver an estoppel certificate in the required time period shall constitute an acknowledgment by Lessee that the statements included in the estoppel certificate are true and correct.”

(xii)                Article 30 is hereby modified by inserting a new Section 30.2 at the end of such Article, as follows: “Lessor shall, at any time and from time to time upon request of Lessee, within ten (10) days following notice of such request from Lessee, execute, acknowledge and deliver to Lessee an Estoppel Certificate in writing in a form as Lessee or any of its lenders, prospective purchasers, lienholders or assignees may reasonably deem appropriate and which does not waive any rights of Lessor hereunder. The failure of Lessor to execute or deliver an estoppel certificate in the required time period shall constitute an acknowledgment by the Party failing to provide the instrument that the statements included in the estoppel certificate are true and correct.”

(xiii)            Section 1 of the Rider is hereby modified by deleting “two hundred seventy (270) days” and inserting in its place and stead “one hundred eighty (180) days”.

(xiv)           Section 2(c) of the Rider is hereby modified by deleting the last sentence of such Section and inserting in its place and stead the following: “All costs of such appraisal shall be paid equally by Lessor and Lessee.”

(xv)              Section 4 of the Rider is hereby modified by inserting the following at the end of the first sentence: “provided, however, that for purposes of this Section, space subject to any of the following shall not be deemed to be “similarly situated”: (i) sublease; (ii) another lessee’s expansion rights; (iii) space that is leased to a lessee that holds an ownership interest in lessor; and (iv) space that is leased to a lessee under a renewal or an extension of a lease.”

(xvi)           Section 4 of the Rider is hereby further modified by deleting “etc.” and inserting in its place and stead the following: “, and all other monetary and nonmonetary concessions, if any, being granted to lessees in connection with such similarly situated space.”

(xvii)        Section 6 of the Rider is hereby modified by deleting it in its entirety and inserting in its place and stead the following: “The option granted to Lessee herein is personal to Lessee and may not be exercised or assigned voluntarily or involuntarily, by or to any person or entity other than the original Lessee, its affiliated companies, or Qualified Financial Institution. The option herein granted to Lessee is not assignable separate and apart from the Lease. In the event that this Option is exercisable by Lessee, the Lease has been assigned, or a sublease exists as to fifty percent (50%) or more of the Premises (except for an assignment or sublease to affiliated companies or a qualified Financial Institution), this Option shall automatically terminate and become null and void and Lessee, and the assignee or any sublessee, shall not have the right to exercise the Renewal Option”.

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17.                               BROKERAGE

Lessor and Lessee represent to the other Party that neither Lessor nor Lessee has dealt with any broker in connection with this modification of the Lease, except for Cushman & Wakefield, and that insofar as Lessor or Lessee knows, no broker, except for Cushman & Wakefield, negotiated this modification of Lease or is entitled to any commission in connection therewith.

18.                               GENERAL TERMS

All of the terms, covenants, conditions, provisions and agreements of the Lease, except as amended herein, shall continue in full force and effect. Each Party herein shall be deemed to have been the draftsman of this Amendment and the language of this Amendment shall be construed according to its fair meaning and not strictly for or against any of the Parties hereto. This Amendment shall not be effective until Lessor’s lender on the Property shall have approved the Amendment (if lender’s approval is required), and both Lessor and Lessee shall have executed and delivered the Amendment. All references to the Lease therein shall be deemed to be references to the Lease as amended by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions contained in the Lease (as in effect immediately prior to the execution hereof), the provisions of this Amendment shall control. This Amendment may be executed in any number of counterparts, including facsimile or electronic counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument.

IN WITNESS WHEREOF, the Parties acknowledge that each has carefully read each and every provision of this Amendment and has entered into this Amendment of its own free will and volition.

“LESSOR”		“LESSEE”

The Plaza CP LLC		Manhattan Bancorp
a California limited liability company		a California corporation

By:	The Plaza CP Corporation
	a Delaware corporation	By:	/s/ Terry Robinson
	Its Managing member	Name: Terry Robinson
Title: President & CEO

By:	/s/ Richard C. Lundquist
Richard C. Lundquist
President

By:	/s/ Leonard E. Blakesley, Jr.
Leonard E. Blakesley, Jr.
Secretary

Reviewed:

NOTICE OF DELIVERY DATE

THIS NOTICE OF DELIVERY DATE is made and entered into as of January 26, 2011, by and between The Plaza CP LLC, a California limited liability company (“Lessor”), and Manhattan Bancorp, a California corporation (“Lessee”). Lessor and Lessee are hereinafter sometimes individually referred to as “Party,” or collectively referred to as “Parties”. Unless otherwise defined herein, all capitalized terms have the meanings ascribed to them in the Lease (as defined below).

WITNESSETH:

WHEREAS, Lessor and Lessee entered into that certain Lease Agreement dated March 6, 2007, as amended by that certain First Amendment to Lease Agreement (“First Amendment”) dated May 14, 2010, and Second Amendment to Lease Agreement (“Second Amendment”) dated January 25, 2011 (all three (3) documents collectively referred to hereafter as the “Lease”), whereby Lessor leased to Lessee, and Lessee leased from Lessor, premises in the building commonly known as 2141 Rosecrans Avenue, El Segundo, California; and

WHEREAS, Lessor delivered to Lessee possession of the Added Premises, as such term is defined in the Second Amendment, on January 1, 2011, and

WHEREAS, Lessor is required to deliver to Lessee, pursuant to section 1.b.of the Second Amendment, a Notice of Delivery Date confirming the date that the Added Premises were delivered to Lessee,

NOW, THEREFORE, Lessor and Lessee agree as follows:

1.                                           NOTICE OF DELIVERY DATE

The Added Premises were delivered to Lessee in the condition required by Section 6 of the Second Amendment on January 1, 2011.

2.                                                PREMISES

Effective January 1, 2011, Suites 1100, 1130 and 1160 shall hereafter be referred to as “Suite 1160”.

IN WITNESS WHEREOF, the Parties acknowledge that each has carefully read each and every provision of this Amendment and has entered into this Amendment of its own free will and volition.

“LESSOR”		“LESSEE”

The Plaza CP LLC		Manhattan Bancorp
a California limited liability company		a California corporation

By:	The Plaza CP Corporation
a Delaware corporation
Its Managing member

By:	/s/ Richard C. Lundquist	By:	/s/Rick Sowers
Richard C. Lundquist
	President	Print Name:	Rick Sowers
		Title:	COO